Exhibit 99.1

                             SJW CORP. ANNOUNCES
                       FIRST QUARTER FINANCIAL RESULTS
              Board Declares Quarterly Dividend on Common Stock


     SAN JOSE, CA, April 28, 2010 - SJW Corp. (NYSE: SJW) today reported financial results for the first quarter ended March 31, 2010. Operating revenue was $40.4 million in the quarter compared to $40.0 million in 2009. The $0.4 million increase in revenue primarily reflects an increase of $1.6 million in cumulative rate increases. The revenue increase was partially offset by a decline in customer water usage of $0.7 million as well as $0.5 million lower revenue from real estate operations.

     Net income was $985,000 and diluted earnings per common share were $0.05, compared to $116,000 and $0.01 per share, respectively, in the first quarter of 2009.

     Water production cost for the quarter ended March 31, 2010 was $12.0 million compared to $13.6 million in 2009, a decrease of $1.6 million. The decline in water production cost is primarily attributable to $1.3 million in savings due to greater surface water supply and $0.8 million in lower customer water usage, offset by $0.5 million in a higher unit cost for energy.

     Operating expenses, excluding water production costs and income taxes, for the first quarter were $23.1 million compared to $22.9 million in 2009. The increase of $0.2 million was due to an increase of $0.6 million in depreciation expense and $0.5 million in other expenses. These increases were partially offset by a $0.6 million decrease in taxes other than income tax and $0.3 million decrease in maintenance expenses and administrative and general expenses. Income tax expense for the first quarter increased to $682,000 in 2010 from $101,000 in 2009 as a result of higher pre-tax income.

     The Directors of SJW Corp. today declared a quarterly dividend on common stock of $0.17 per share. The dividend is payable on June 1, 2010 to shareholders of record on May 10, 2010.

     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp. is the parent company of San Jose Water Company, SJWTX, Inc. and SJW Land Company. Together, San Jose Water Company and SJWTX, Inc. provide regulated and nonregulated water service to more than one million people in San Jose, California and nearby communities and in Canyon Lake, Texas and nearby communities. SJW Land Company owns and operates commercial buildings, has a majority interest in a real estate partnership, and owns properties in the states of California, Florida, Connecticut, Texas, Arizona and Tennessee.

     This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The results for a quarter are not indicative of results for a full year due to seasonality. Certain factors that may cause actual results, performance or achievements to materially differ are described in SJW Corp.'s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.





                                  SJW Corp.
  Condensed Consolidated Statements of Income and Comprehensive Income (Loss)
                                 (Unaudited)
                     (in thousands, except per share data)

                                                      THREE MONTHS ENDED
                                                            MARCH 31
                                                       2010          2009
                                                    ---------------------
OPERATING REVENUE                                   $40,411        40,021
OPERATING EXPENSE:
  Operation:
    Purchased water                                   5,819          7,789
    Power                                             1,144            760
    Groundwater extraction charge                     4,995          5,052
                                                    -------        -------
    Total production costs                           11,958         13,601

    Administrative and general                        7,058          7,130
    Other                                             4,468          3,977
  Maintenance                                         2,776          2,916
  Taxes other than income                             1,703          2,290
  Depreciation and amortization                       7,111          6,551
  Income taxes                                          682            101
                                                   --------       --------
    Total operating expense                          35,756         36,566
                                                   --------       --------
OPERATING INCOME                                      4,655          3,455

Interest on long-term debt
  and other                                          (3,670)        (3,339)
                                                   --------       --------

NET INCOME                                         $    985            116
                                                   ========       ========

Other comprehensive income
  (loss), net                                           513         (2,966)
                                                   --------       --------

COMPREHENSIVE INCOME (LOSS)                        $  1,498         (2,850)
                                                   ========       ========

Earnings per share
   -Basic                                          $   0.05           0.01
   -Diluted                                        $   0.05           0.01

Dividend per share                                 $   0.17           0.16

Weighted average shares outstanding
  - Basic                                            18,519         18,470
  - Diluted                                          18,721         18,658



                                       SJW Corp.
                         Condensed Consolidated Balance Sheets
                                      (Unaudited)
                                    (in thousands)

                                                     March 31    December 31
                                                         2010           2009
                                                     -----------------------
ASSETS
UTILITY PLANT:
  Land                                               $  8,558          8,558
  Depreciable plant and equipment                     923,972        913,071
  Construction in progress                             20,105         11,119
  Intangible assets                                    11,549         11,278
                                                     --------       --------
     Total utility plant                              964,184        944,026
Less accumulated depreciation and amortization        305,763        298,921
                                                     --------       --------
     Net utility plant                                658,421        645,105

REAL ESTATE INVESTMENT:                                88,000         88,000
Less accumulated depreciation and amortization          7,608          7,188
                                                     --------       --------
     Net real estate investment                        80,392         80,812
CURRENT ASSETS:
  Cash and equivalents                                  1,800          1,416
  Accounts receivable and accrued unbilled
    utility revenue                                    21,799         24,004
  Prepaid expenses and other                            2,289          2,590
                                                     --------       --------
    Total current assets                               25,888         28,010
OTHER ASSETS:
  Investment in California Water Service Group         41,369         40,500
  Debt issuance costs, net of accumulated
    amortization                                        3,049          3,098
  Regulatory assets                                    78,760         78,525
  Other                                                 2,783          2,424
                                                     --------       --------
                                                      125,961        124,547
                                                     --------       --------
                                                     $890,662        878,474
                                                     ========       ========
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Common stock                                       $  9,650          9,635
  Additional paid-in capital                           22,464         22,046
  Retained earnings                                   205,693        207,888
  Accumulated other comprehensive income               13,699         13,187
                                                     --------       --------
    Total shareholders' equity                        251,506        252,756
  Long-term debt, less current portion                246,575        246,879
                                                     --------       --------
    Total capitalization                              498,081        499,635
CURRENT LIABILITIES:
  Line of credit                                       14,350          5,800
  Current portion of long-term debt                     1,116          1,081
  Accrued groundwater extraction charge and
    purchased water                                     3,808          4,496
  Purchased power                                         626            486
  Accounts payable                                     10,595          6,562
  Accrued interest                                      4,007          4,979
  Other current liabilities                             8,465          8,554
                                                     --------       --------
    Total current liabilities                          42,967         31,958

DEFERRED INCOME TAXES AND CREDITS                     103,297        102,381
ADVANCES FOR CONSTRUCTION AND CONTRIBUTIONS
  IN AID OF CONSTRUCTION                              190,788        190,506
POSTRETIREMENT BENEFIT PLANS                           48,888         47,484
OTHER NONCURRENT LIABILITIES                            6,641          6,510
                                                     --------       --------
                                                     $890,662        878,474
                                                     ========        =======